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No. 98-1144
    -------


                                    OFFICIAL ORDER
                                        of the
                              COMMISSIONER OF INSURANCE
                                        OF THE
                                    STATE OF TEXAS
                                    AUSTIN, TEXAS

                           Date:   October 07, 1998

Subject Considered:

                       GREAT AMERICAN RESERVE INSURANCE COMPANY
                                   Amarillo, Texas
                                   TDI No. 01-35200

                     AMENDMENT TO THE ARTICLES OF  INCORPORATION
                                 DOCKET NO. R-98-0579


General remarks and official action taken:

On this day came on for consideration by the Commissioner of Insurance, the application of GREAT AMERICAN RESERVE INSURANCE COMPANY, Amarillo, Texas, for
approval of an amendment to the Articles of Incorporation changing its     name
from GREAT AMERICAN RESERVE INSURANCE COMPANY to CONSECO VARIABLE INSURANCE COMPANY and for a Certificate of Authority evidencing such change. Since the amendment to the Articles of Incorporation involves only a change of name, a hearing is not required by law.

Action by GREAT AMERICAN RESERVE INSURANCE COMPANY as required and permitted by TEX. INS. CODE ANN. art. 1.14 and art. 3.05, has been evidenced to the Commissioner of Insurance. The amendment is properly supported by the required documents, which evidence that the name CONSECO VARIABLE INSURANCE COMPANY, is not so similar of that of any other insurance company as to be likely to mislead the public. The name change endorsement for CONSECO VARIABLE INSURANCE COMPANY, Amarillo, Texas, Form No. CVIC-7000 has been filed with the Life/Health Group Division.


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Based upon the evidence submitted, it is hereby ORDERED, by the Commissioner of'
Insurance, that such amendment be, and the same is hereby, approved. It is further ORDERED that a Certificate of Authority be issued to CONSECO VARIABLE INSURANCE COMPANY, Amarillo, Texas, evidencing the change affected by the amendment and that thereupon the prior Certificate of Authority No. 9474, dated December 31, 1990, be canceled.

                              ELTON BOMER
                              COMMISSIONER OF INSURANCE

                         By:  /S/ KATHY A. WILCOX
                              --------------------------------------
                              Kathy A. Wilcox, Director
                              Insurer Services
                              Order 94-0580

Recommended by:

/S/ JOSE FLORES

----------------------------------------------
Jose Flores, Insurance Specialist
Insurer Services


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